For Immediate Release

Dover Saddlery and Dominion Saddlery Announce Non-Binding Acquisition Agreement

LITTLETON, MA – May 22, 2006 –Dover Saddlery Retail, Inc., a wholly-owned subsidiary of Dover Saddlery (NASDAQ: DOVR) (“Dover Saddlery”), and Dominion Saddlery, of Chantilly, Virginia (“Dominion”) jointly announced today that they have signed a non-binding agreement for Dover Saddlery Retail, Inc. to acquire all of the capital stock of Dominion, an equestrian products company with four retail stores in Maryland and Virginia. The non-binding agreement contemplates the completion of due diligence by Dover Saddlery and the satisfaction of other standard contingencies and a closing not later than June 15, 2006.

“We are very pleased with the plan to add Dominion’s distribution network and loyal customers to the Dover Saddlery family. The presence of the Dominion retail stores in the Virginia/Maryland market would allow us to penetrate this very important market, consistent with our retail expansion strategy,” commented Dover Saddlery President and CEO Stephen L. Day.

Terms of the non-binding arrangement, including financial terms, will not be disclosed at this time. The parties explained that there can be no assurance that the deal will be consummated.

About Dover Saddlery, Inc.

Dover Saddlery, Inc. (Nasdaq: DOVR) is the largest direct marketer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com .

About Dominion Saddlery, Inc.

Dominion Saddlery, Inc. has been selling and distributing equestrian products in Virginia and Maryland for more than 30 years. Dominion is based in Chantilly, Virginia.

For more information, please call 1-800-282-2587, or visit www.Saddlery.com

Notice Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the consummation of the deal, integration of Dominion’s business as part of Dover Saddlery’s retail store expansion strategy, and maintenance and growth of Dominion’s revenues following introduction of some of Dover Saddlery’s additional products to Dominion’s existing customer base. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in the “Risk Factors” section of Dover Saddlery’s Registration Statement on Form S-1 on file with the Securities and Exchange Commission.

Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward- looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

Contact:

Dover Saddlery, Inc.

jnittmann@doversaddlery.com

Janet Nittmann

Tel 978-952-8062 x218

Dominion Saddlery, Inc.

youngarl@comcast.net
Reynolds Young
Tel 703-533-2324